Exhibit 10.1

Dated this [date]

B E T W E E N :

TOWER GROUP INTERNATIONAL, LTD.

and

[PARTY]

INDEMNIFICATION AGREEMENT

Conyers Dill & Pearman Limited

Barristers & Attorneys

Hamilton, Bermuda

TABLE OF CONTENTS

1	INTERPRETATION	3

2	AGREEMENT TO SERVE	5

3	INDEMNITY OF DIRECTOR/OFFICER	5

4	INDEMNIFICATION FOR EXPENSE OF A WITNESS	6

5	DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION	6

6	ADVANCEMENT OF EXPENSES	7

7	REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES	8

8	OTHER RIGHTS TO INDEMNIFICATION	8

9	ATTORNEYS’ FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT	9

10	LIMITATION OF INDEMNIFICATION	9

11	LIABILITY INSURANCE	9

12	DURATION OF AGREEMENT	9

13	NOTICE OF PROCEEDINGS BY INDEMNITEE	10

14	MISCELLANEOUS	10

15	NOTICES	11

16	HEADINGS	12

17	COUNTERPARTS	12

18	GOVERNING LAW	12

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made the [DATE]

BETWEEN:

Tower Group International, Ltd., a company incorporated under the laws of Bermuda with its registered office located at Clarendon House, 2 Church Street, Hamilton 11, Bermuda (the “Company”); and

[NAME] of [ADDRESS] (the “Indemnitee”)

WHEREAS the Indemnitee is a [director/officer] of the Company,

WHEREAS highly skilled and competent persons are becoming more reluctant to serve public companies as directors or officers unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies,

WHEREAS uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons,

WHEREAS the Board has determined that an inability to attract and retain such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future,

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify the Indemnitee to the fullest extent permitted by Bermuda law so that the Indemnitee will serve or continue to serve the Company free from undue concern that the Indemnitee will not be so indemnified,

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified,

IT IS HEREBY AGREED as follows:

1	INTERPRETATION

1.1	In this Agreement unless the context otherwise requires, the following words and expressions shall have the following meanings:

this “Agreement”	means this Indemnification Agreement;

the “Board”	means the board of directors of the Company;

“Business Day”	means any day other than a Saturday, Sunday or public holiday in Bermuda;

the “Companies Act”	means the Companies Act 1981;

“Corporate Status”	means the status of a person who is or was a director, officer, employee, agent, or fiduciary of the Company or any other Group Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

“the Court”	means the Supreme Court of Bermuda;

“Disinterested Director”	means a director of the Company who is not or was not a party to a Proceeding in respect of which indemnification is sought by the Indemnitee;

“Group Companies”	means the Company and each subsidiary of the Company (wherever incorporated or organized);

“Independent Counsel”	means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement;

the “Parties”	means the parties to this Agreement collectively, and “Party” means any one of them; and

“Proceeding”	means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal;

1.2	In this Agreement unless the context otherwise requires:

(a)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(b)	references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2	AGREEMENT TO SERVE

The Indemnitee agrees to continue to serve as a director/officer of the Company. This Agreement does not create or otherwise establish any right on the part of the Indemnitee to be and continue to be elected or appointed a director/officer of the Company or any other Group Company and does not create an employment contract between the Company and the Indemnitee.

3	INDEMNITY OF DIRECTOR/OFFICER

3.1	Subject to clause 10, the Company shall indemnify the Indemnitee if the Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, including a Proceeding brought by or in the right of the Company, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by the Indemnitee in any such capacity. Subject to clause 10, pursuant to this sub-clause 3.1 the Indemnitee shall be indemnified against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof).

3.2	Notwithstanding any other provision of this Agreement other than clause 10, the Indemnitee shall be indemnified against all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in defending any Proceedings referred to in clause 3.1 in which judgement is given in his favour, in which he is acquitted, or in respect of which relief is granted to him by the Court under section 281 of the Companies Act.

3.3

Subject to clause 10, the Company shall indemnify the Indemnitee for such portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the

Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in clause 3.1 in respect of which the Indemnitee is entitled to indemnification hereunder, even if the Indemnitee is not entitled to indemnification hereunder for the total amount thereof.

3.4	Without limiting the scope of the indemnity provided under any other provision of this Agreement, if the Indemnitee has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the Court for relief pursuant to section 281 of the Companies Act and, to the extent that the Court relieves him, either wholly or partly, from his liability in accordance with section 281 of the Companies Act, the Indemnitee shall be indemnified against any liability incurred by him in defending any Proceedings in accordance with paragraph 98(2)(b) of the Companies Act.

4	INDEMNIFICATION FOR EXPENSE OF A WITNESS

Subject to clause 10, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any proceeding, the Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

5	DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.1	The Indemnitee shall request indemnification pursuant to this Agreement by notice in writing to the secretary of the Company. The secretary shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in sub-clause 5.2 that the Indemnitee has made such request for indemnification. Subject to clause 10, upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

5.2	Upon written request by the Indemnitee for indemnification pursuant to sub-clause 3.1, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination:

(a)	the Board, by a majority vote of the Disinterested Directors; or

(b)	if such vote is not obtainable or, even if obtainable, if such Disinterested Directors so direct by majority vote, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or

(c)	by a majority vote of the shareholders.

5.3	For purposes of sub-clause 5.2, Independent Counsel shall be selected by the Board and approved by the Indemnitee. Upon failure of the Board to so select such Independent Counsel or upon failure of the Indemnitee to so approve, such Independent Counsel shall be selected by a single arbitrator pursuant to the rules of the American Arbitration Association. Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to the Indemnitee. Subject to clause 10, any expenses (including attorneys’ fees) incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification. If the person or persons making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such persons may reasonably prorate such partial indemnification among such claims, issues or matters in respect of which indemnification is requested.

6	ADVANCEMENT OF EXPENSES

All reasonable expenses incurred by the Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of the Indemnitee) shall be paid by the Company in advance of the final disposition of any Proceeding at the request of the Indemnitee as promptly as possible, and in any event within twenty days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee’s entitlement to such expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be otherwise. Subject to clause 10, the Company shall have the burden of proof in any determination under this clause 6. No amounts advances hereunder shall be deemed an extension of credit by the Company to the Indemnitee.

7	REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES

7.1	In the event that: (a) a determination is made that the Indemnitee is not entitled to indemnification hereunder; (b) payment has not been timely made following a determination of entitlement to indemnification pursuant to clause 5; or (c) expenses are not advanced pursuant to clause 6, the Indemnitee shall be entitled to apply to the Court or any other court of competent jurisdiction for a determination of the Indemnitee’s entitlement to such indemnification or advance.

7.2	Alternatively to sub-clause 7.1, the Indemnitee, at the Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.

7.3	A judicial proceeding or arbitration pursuant to this clause 7 shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination otherwise made hereunder (if so made) that the Indemnitee is not entitled to indemnification. Subject to clause 10 if a determination is made pursuant to the terms of clause 5 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys’ fees and disbursements) actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

8	OTHER RIGHTS TO INDEMNIFICATION

The indemnification and advancement of expenses (including attorneys’ fees) provided by this Agreement shall not be deemed exclusive of any other right to which the Indemnitee may now or in the future be entitled under any provision of the Company’s bye-laws, any agreement, vote of shareholders, the Board or Disinterested Directors, provision of law, or otherwise; provided, however, that: (a) this Agreement supersedes any other agreement that has been entered into by the Company with the Indemnitee which has as its principal purpose the indemnification of the Indemnitee and (b) where the Company may indemnify the Indemnitee pursuant to either this Agreement or the bye-laws of the Company, the Company may indemnify the Indemnitee under either this

Agreement or the bye-laws but the Indemnitee shall, in no case, be indemnified by the Company in respect of any expense, liability or cost of any type for which payment is or has been actually made to the Indemnitee under any insurance policy, indemnity clause, bye-law or agreement, except in respect of any excess beyond such payment.

9	ATTORNEYS’ FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT

In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if the Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee, provided that in bringing such action, the Indemnitee acted in good faith.

10	LIMITATION OF INDEMNIFICATION

Notwithstanding any other terms of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt the Indemnitee from, any matter prohibited by the Companies Act.

11	LIABILITY INSURANCE

To the extent the Company maintains an insurance policy or policies directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

12	DURATION OF AGREEMENT

This Agreement shall apply with respect to the Indemnitee’s occupation of any of the position(s) described in sub-clause 3.1 of this Agreement prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to occupy such position(s).

13	NOTICE OF PROCEEDINGS BY INDEMNITEE

13.1	The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification hereunder, provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to the Indemnitee except to the extent that such failure materially prejudices the Company’s ability to defend such claim. With respect to any such Proceeding as to which the Indemnitee notifies the Company of the commencement thereof:

(a)	the Company will be entitled to participate therein at its own expense; and

(b)	except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee and not subject to indemnification hereunder unless (a) the employment of counsel by the Indemnitee has been authorized by the Company; (b) in the reasonable opinion of counsel to the Indemnitee there is or may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding; or (c) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases, subject to clause 10, the fees and expenses of counsel shall be at the expense of the Company.

13.2	Neither the Company nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

14	MISCELLANEOUS

14.1	Notwithstanding the expiration or termination of this Agreement howsoever arising, such expiration or termination shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect.

14.2	If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective so as to give effect as nearly as possible to the intent manifested by such clause, condition, covenant or restriction.

14.3	This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor or resulting company by merger, amalgamation or operation of law) and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, estate, devises, executors, administrators or other legal representatives.

14.4	This Agreement, together with any documents referred to herein, contains the whole agreement between the Parties in respect of the subject matter of this Agreement and supersedes and replaces any prior indemnification arrangement between the Company and the Indemnitee, and any prior written or oral agreements, representations or understandings between them relating to such subject matter. The Parties confirm that they have not entered into this Agreement on the basis of any representation that is not expressly incorporated in this Agreement. Without limiting the generality of the foregoing, neither party shall have any remedy in respect of any untrue statement made to him upon which he may have relied in entering into this Agreement, and a Party’s only remedy is for breach of contract. However, nothing in this Agreement purports to exclude liability for any fraudulent statement or act.

14.5	No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Indemnitee and by a duly authorised officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Indemnitee or a duly authorised officer of the Company, as the case may be.

15	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business

Days after despatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

Name:

Address:

Fax:

Name:

Address:

Fax:

16	HEADINGS

The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

17	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe Portable Format file (or similar electronic record) shall be effective as delivery of an executed counterpart signature page.

18	GOVERNING LAW

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Islands of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Agreement Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Agreement Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Agreement Proceedings have been brought in an inconvenient forum.

AGREED by the Parties through their authorised signatories on the date first written above:

For, and on behalf of Tower Group International, Ltd. For, and on behalf of [Name of Party]

Signature	Signature

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Date]	Date]